UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2005

Affordable Residential Communities Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street, Suite 900, Denver, Colorado, 80203
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 383-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Pursuant to a Registration Statement on Form S-3 (Reg. No. 333-124073) filed on April 14, 2005, and effective on May 3, 2005, Affordable Residential Communities Inc. (“ARC”) has 1,250,000 warrants outstanding and currently exercisable for shares of ARC common stock until expiration on July 23, 2010.  On May 23, 2005, ARC declared a cash dividend in the amount of $0.1875 per share of ARC common stock to be paid on July 15, 2005 to holders of record of ARC common stock at the close of business on June 30, 2005.  As a result, pursuant to the terms of the warrants, effective immediately following payment of the dividend, the exercise price per share of ARC common stock under the outstanding warrants to purchase ARC common stock will be adjusted to $18.103 and the total number of shares of ARC common stock issuable upon exercise of all of such warrants will be adjusted to 807,877.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2005

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ Scott L. Gesell
Scott L. Gesell
Executive Vice President, General Counsel